EXHIBIT 99.1
NEWS RELEASE
RANGE REPORTS RECORD THIRD QUARTER RESULTS
FORT WORTH, TEXAS, OCTOBER 24, 2007...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced third quarter results. Record highs were achieved in production, oil and gas sales and cash flow. Oil and gas sales, including cash-settled derivatives, reached $234 million, a 35% increase over the prior year. Results were driven by a 13% increase in production and a 20% increase in cash realized prices. Cash flow from operations before changes in working capital, a non-GAAP measure, rose 45% to $165 million. Reported net income totaled $59 million with earnings per share (diluted) increasing 8% to $0.39. Net income comparable to analyst estimates was $64.4 million while diluted earnings per share was $0.42, 83% greater than the prior year. (See the accompanying tables reconciling these non-GAAP measures.)
Commenting on the announcement, John Pinkerton, Range’s President and CEO, said, “The third quarter results reflect the best quarterly performance in our Company’s history as production and cash flow from operations both reached all-time highs. Our 19th consecutive quarter of sequential production growth is evidence of another superb effort turned in by our operating teams. The foundation for these results is our large, transparent drilling inventory that includes more than 10,000 locations. Looking forward, we are extremely well positioned, as our drilling program is generating excellent returns, our balance sheet continues to strengthen and we have built a very strong hedge position. Through 2008, we have 77% of our anticipated natural gas production hedged at an average floor price of $8.63 per mcf. We believe that our consistent and disciplined approach will continue to drive shareholder value in the future.”
For the quarter, production totaled 326 Mmcfe per day, comprised of 253 Mmcf per day of gas (78%) and 12,217 barrels per day of oil and liquids. Wellhead prices, including cash-settled derivatives, averaged $7.79 per mcfe, a 20% increase over the prior-year period. The average gas price rose 16% to $7.20 per mcf, and the average oil price rose 40% to $64.37 a barrel. Our hedging program increased the average price by $0.78 per mcfe.
Third quarter development and exploration expenditures totaled $193 million, funding the drilling of 240 (187 net) wells and 38 (29 net) recompletions. A 97% success rate was achieved with 233 (181 net) wells productive. In the first nine months of the year, 609 (465 net) of the newly drilled wells had been placed on production, with the remainder in various stages of completion or waiting on pipeline connection. In addition, $28 million was spent on acreage and $6 million on expanding gas gathering systems. Drilling activity in the fourth quarter remains high with 34 rigs currently running. For the year, Range anticipates drilling 980 (740 net) wells and 84 (64 net) recompletions as part of the Company’s $890 million capital budget. During the third quarter, Range also continued to expand several of its key drilling areas and emerging plays.
In the Permian division, 48 (43 net) wells were drilled. In the North Texas Barnett Shale play, production reached 97 (66 net) Mmcfe per day, and we expect to exit the year at 110 (75 net) Mmcfe per day. We entered the year producing 30 Mmcfe per day, so we are anticipating roughly a 150% production increase for the region. The Barnett test well in Ellis County was completed and went online at a rate of 1.5 Mmcfe per day, which was within the expected range. The well encountered a 314-foot section of Barnett shale and confirmed the gas productivity of the formation in this region. A second well will be spud in the area during the fourth quarter to further test the productive section. Range currently has about 20,000 net acres in Ellis County and a total acreage position of about 90,000 net acres in the Fort Worth Basin. In addition, our field redevelopment efforts in West Texas and New Mexico made steady progress due to continued drilling success.
In the Appalachia division, 157 (113 net) wells were drilled. The Nora field in Virginia continues to be a key area of focus. To date, our program to test downspacing of coal bed methane wells in the field has met with encouraging results. Forty wells have been drilled on 30-acre spacing and initial results indicate no communication with the existing 60-acre wells. Later this year, Range plans to test reduced spacing of the tight gas sands in the Nora field. Finally, a horizontal shale well is planned for the fourth quarter to test the potential of shale gas development in the field, which encompasses approximately 300,000 acres. In Pennsylvania, Range continues to expand its leasehold position in the Devonian Shale play with more than 500,000 net acres currently under lease. Significantly, the Company’s program to test the shale gas potential in this region is meeting with encouraging results. After testing various drilling and completion techniques, two recent horizontal wells came online at commercial rates of 1.4 and 3.2 Mmcfe per day. In total, 15 horizontal wells are planned in the play in 2007, of which five have been drilled and three completed to date.
Other significant drilling in the quarter included the drilling of two horizontal Granite Wash wells in the Texas Panhandle and one vertical Granite Wash well in central Oklahoma. The three wells came online at a combined production rate of 8.2 (4.3 net) Mmcfe per day. As many as 200 locations may exist on Range’s 27,000 (13,000 net) acres in the two project areas.
Third quarter 2007 results included several non-cash items. A $5.6 million non-cash mark-to-market gain on unrealized derivatives and $14.0 million of non-cash compensation expense were recorded. Excluding these items, net income would have been $64.4 million or $0.44 per share ($0.42 fully diluted). Excluding similar non-cash items from the prior-year quarter, net income would have been $32.1 million or $0.23 per share ($0.23 fully diluted). (See accompanying table for calculation of these non-GAAP measures.)
Direct operating expenses for the quarter were $0.92 per mcfe, the same as the prior-year period. Production taxes at $0.38 per mcfe were also the same as the prior year. Exploration expense in the third quarter totaled $5.3 million, down from $15.8 million in the prior year. General and administrative expenses were $0.44 per mcfe, an increase of $0.13 per mcfe due to higher personnel cost, occupancy expense and professional fees as the Company continues to expand its technical staff. Approximately one-half of the increase is related to new Appalachian activity, including increased staffing in our Abingdon, Virginia office as a result of the recent Nora acquisition and the opening of an office in Pittsburgh, Pennsylvania to focus on the Devonian Shale play. The mcfe amount is the same as the second quarter of 2007. Interest expense was $0.66 per mcfe, three cents higher than the prior year due to Range refinancing short-term floating rate debt for long-term fixed rate debt. Depreciation, depletion and amortization was $1.90 per mcfe, compared to $1.74 in the prior year. An undeveloped leasehold impairment in the Gulf Coast division accounted for $0.06 of the increase, with the remainder due to a varying mix of production from higher-cost properties.
The Company will host a conference call on Thursday, October 25 at 1:00 p.m. ET to review these results. To participate in the call, please dial 877-407-8035 and ask for the Range Resources third quarter financial results conference call. A replay of the call will be available through November 1 at 877-660-6853. The account number is 286 and the conference ID for the replay is 257167.
A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.
Non-GAAP Financial Measures and Supplemental Tables:
Effective with the third quarter, Range has reclassified within total revenues its financial reporting of the cash settlement of its commodity derivatives. Under this presentation those hedges considered “effective” under SFAS No. 133 (Appalachia oil and gas hedges and Southwest oil hedges) are included in “Oil and gas sales” when settled. For those hedges designated to regions where the historical correlation between NYMEX and regional prices is “non-highly effective” (Southwest gas) or is “volumetric ineffective” due to sale of the underlying reserves (Gulf Coast oil and gas), they are deemed to be “derivatives” and the cash settlements are included in a separate line item shown as “Derivative fair value income (loss)” along with the change in mark-to-market valuations of such unrealized derivatives. The Company has provided additional information regarding oil and gas sales in a supplemental table included with this release.
Under GAAP, due to the sale of all the Company’s Gulf of Mexico properties at the end of the first quarter of 2007, all Gulf of Mexico operations during the first quarter 2007 and in prior years have been reclassified to “Discontinued operations” in the reported GAAP financial statements. The Company has presented a supplemental table which reconciles these reported GAAP financial amounts to the amounts if the operations of the Gulf of Mexico properties for both the 2007 and 2006 periods were combined with the amounts from the continuing operations. The Company believes that the combined results, by including the Gulf of Mexico properties, corresponds to the methodology used by professional research analysts and, therefore, are useful in evaluating operational trends of the Company and its actual historical performance relative to other oil and gas producing companies by investors in making investment decisions. (See the reconciliation of reported continuing operations under GAAP to the combined operations, a non-GAAP presentation in the accompanying table.)
Earnings for third quarter 2007 include non-cash ineffective and mark-to-market derivative gains of $5.6 million and a non-cash stock compensation expense of $14.0 million. Excluding such items, income before income taxes would have been $102.4 million, a 96% increase from the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $64.4 million or $0.44 per share ($0.42 fully diluted). If similar items were excluded, 2006 earnings would have been $32.1 million or $0.23 per share ($0.23 per diluted share). In 2006, results were impacted by a net $55.1 million ineffective and mark-to-market on derivative gains on commodities and interest and a $2.5 million stock compensation expense. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by professional research analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies by investors in making investment decisions.
“Cash flow from operations before changes in working capital” as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.
Except for historical information, statements made in this release, including those relating to significant potential, future earnings, cash flow, capital expenditures, production growth and planned number of wells are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.
Range’s internal estimates of reserves may be subject to revision and may be different from estimates by our external reservoir engineers at year-end. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

2007-29
Contacts:	Rodney Waller, Sr. Vice President		817-869-4258
	David Amend, IR Manager		817-869-4266

	Karen Giles, Sr. IR Specialist	817-869-4238

	Main number:		817-870-2601
www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q	Three Months Ended September 30,			Nine Months Ended September 30,
(Unaudited, in thousands, except per share data)	2007	2006		2007	2006
Revenues
Oil and gas sales (a)	$214,424	$153,054		$621,636	$443,143
Transportation and gathering	611	1,101		1,500	2,170
Transportation and gathering — non-cash stock compensation (b)	(103)	(86)		(297)	(237)
Cash-settled derivative gain (a)(c)	19,384	10,356		50,789	36,180
Change in mark-to-market on unrealized derivatives (c)	5,618	54,950		(40,171)	83,734
Ineffective hedging gain (loss) (d)	(28)	184		502	3,490
Gain (loss) on sale of properties (d)	2	93		22	(155)
Other (d)	2,445	(27)		4,727	(80)

	$242,353	$219,625	10%	$638,708	$568,245	12%

Expenses
Direct operating	27,518	21,958		76,880	56,373
Direct operating — non-cash stock compensation (b)	485	378		1,353	1,029
Production and ad valorem taxes	11,316	9,874		32,958	27,970
Exploration	5,302	15,751		27,079	30,997
Exploration — non-cash stock compensation (b)	931	757		2,589	2,196
General and administrative	13,349	8,260		36,861	25,667
General and administrative — non-cash stock compensation (b)	4,709	3,910		13,713	10,347
Deferred compensation plan (e)	7,761	(2,638)		28,342	(347)
Interest	19,935	16,389		56,356	38,266
Depletion, depreciation and amortization	57,001	40,606		155,798	106,252

	148,307	115,245	29%	431,929	298,750	45%

Income from continuing operations before income taxes	94,046	104,380	-10%	206,779	269,495	-23%

Income taxes
Current	133	615		416	1,815
Deferred	34,802	38,707		73,698	99,533

	34,935	39,322		74,114	101,348

Income from continuing operations	59,111	65,058	-9%	132,665	168,147	-21%

Discontinued operations, net of taxes	(196)	(13,728)		63,593	(9,872)

Net income	$58,915	$51,330	15%	$196,258	$158,275	24%

Basic
Income from continuing operations	$0.40	$0.47		$0.92	$1.27
Discontinued operations	$—	(0.10)		0.45	(0.07)

Net income	$0.40	$0.37	8%	$1.37	$1.20	14%

Diluted
Income from continuing operations	$0.39	$0.46		$0.89	$1.22
Discontinued operations	—	(0.10)		0.43	(0.07)

Net income	$0.39	$0.36	8%	$1.32	$1.15	15%

Weighted average shares outstanding, as reported
Basic	147,182	136,983	7%	143,508	132,426	8%
Diluted	152,391	142,022	7%	148,671	137,466	8%

(a)	See separate oil and gas sales information table.

(b)	Costs associated with FASB 123R which have been reflected in the categories associated with the direct personnel costs.

(c)	Included in Derivative fair value income in 10-Q.

(d)	Included in Other revenues in the 10-Q.

(e)	Reflects the change in the market value of the Company stock and other investments during the period held in the deferred compensation plan.

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
Restated for Gulf of Mexico Discontinued
Operations, a non-GAAP Presentation
(Unaudited, in thousands)

	Three Months Ended September 30,			Three Months Ended September 30,
		GOM	2007	2006	GOM	2006
	2007	Discontinued	Including	As	Discontinued	Including
	As reported	Operations	GOM	reported	Operations	GOM
Revenues
Oil and gas sales (a)	$214,424	$—	$214,424	$153,054	$9,237	$162,291
Transportation and gathering	611	—	611	1,101	19	1,120
Transportation and gathering – stock based compensation	(103)	—	(103)	(86)	—	(86)
Cash-settled derivative gain (a)	19,384	—	19,384	10,356	—	10,356
Change in mark-to-market on unrealized derivatives	5,618	—	5,618	54,950	—	54,950
Ineffective hedging gain (loss)	(28)	—	(28)	184	—	184
Equity method investment	484	—	484	(98)	—	(98)
Gain (loss) on sale of properties	2	—	2	93	—	93
Interest and other	1,961	—	1,961	71	(1)	70

	242,353	—	242,353	219,625	9,255	228,880

Expenses
Direct operating	27,518	—	27,518	21,958	2,448	24,406
Direct operating – stock based compensation	485		485	378	—	378
Production and ad valorem taxes	11,316	—	11,316	9,874	111	9,985
Exploration	5,302	—	5,302	15,751	4	15,755
Exploration – stock based compensation	931	—	931	757	—	757
General and administrative	13,349	—	13,349	8,260	—	8,260
General and administrative – stock based compensation	4,709	—	4,709	3,910	—	3,910
Non-cash compensation deferred compensation plan	7,761	—	7,761	(2,638)	—	(2,638)
Interest expense	19,935	—	19,935	16,389	507	16,896
Depletion, depreciation and amortization	57,001	—	57,001	40,606	5,637	46,243

	148,307	—	148,307	115,245	8,707	123,952

Income from continuing operations before income taxes	94,046	—	94,046	104,380	548	104,928

Income taxes provision
Current	133	—	133	615	—	615
Deferred	34,802	—	34,802	38,707	192	38,899

	34,935	—	34,935	39,322	192	39,514

Income from continuing operations	59,111	—	59,111	65,058	356	65,414

Discontinued operations – Austin Chalk, net of tax	128	—	128	(14,084)	—	(14,084)
Discontinued operations – Gulf of Mexico, net of tax	(324)	—	(324)	356	(356)	—

Net income	$58,915	$—	$58,915	$51,330	$—	$51,330

OPERATING HIGHLIGHTS
(Unaudited)

		GOM	2007		GOM	2006
		Discontinued	Including		Discontinued	Including
	2007	Operations	GOM	2006	Operations	GOM
Average Daily Production
Oil (bbl)	9,129	—	9,129	8,357	374	8,731
Natural gas liquids (bbl)	3,088	—	3,088	3,013	—	3,013
Gas (mcf)	252,845	—	252,845	205,317	13,473	218,790
Equivalents (mcfe) (b)	326,146	—	326,146	273,534	15,716	289,250

Average Prices Realized (c)
Oil (bbl)	$64.37	$—	$64.37	$46.32	$41.03	$46.10
Natural gas liquids (bbl)	$43.15	$—	$43.15	$39.48	$—	$39.48
Gas (mcf)	$7.20	$—	$7.20	$6.19	$6.31	$6.19
Equivalents (mcfe) (b)	$7.79	$—	$7.79	$6.49	$6.39	$6.49

Direct Operating Costs per mcfe (d)
Field expenses	$0.86	$—	$0.86	$0.84	$1.03	$0.86
Workovers	$0.06	$—	$0.06	$0.03	$0.66	$0.06

Total operating costs	$0.92	$—	$0.92	$0.87	$1.69	$0.92

(a)	See separate oil and gas sales information table.

(b)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

(c)	Average prices, including cash-settled derivatives.

(d)	Excludes non-cash stock compensation.

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
Restated for Gulf of Mexico Discontinued
Operations, a non-GAAP Presentation
(Unaudited, in thousands)

	Nine Months Ended September 30,			Nine Months Ended September 30,
		GOM	2007		GOM	2006
	2007	Discontinued	Including	2006	Discontinued	Including
	As reported	Operations	GOM	As reported	Operations	GOM
Revenues
Oil and gas sales (a)	$621,636	$9,938	$631,574	$443,143	$27,282	$470,425
Transportation and gathering	1,500	10	1,510	2,170	76	2,246
Transportation and gathering – stock based compensation	(297)	—	(297)	(237)	—	(237)
Cash-settled derivative gain (a)	50,789	—	50,789	36,180	—	36,180
Change in mark-to-market on unrealized derivatives	(40,171)	—	(40,171)	83,734	—	83,734
Ineffective hedging gain (loss)	502	—	502	3,490	—	3,490
Equity method investment	1,280	—	1,280	(61)	—	(61)
Gain (loss) on sale of properties	22	—	22	(155)	—	(155)
Interest and other	3,447	(1)	3,446	(19)	(2)	(21)

	638,708	9,947	648,655	568,245	27,356	595,601

Expenses
Direct operating	76,880	2,477	79,357	56,373	7,585	63,958
Direct operating – stock based compensation	1,353	—	1,353	1,029	—	1,029
Production and ad valorem taxes	32,958	105	33,063	27,970	411	28,381
Exploration	27,079	—	27,079	30,997	1,174	32,171
Exploration – stock based compensation	2,589	—	2,589	2,196	—	2,196
General and administrative	36,861	47	36,908	25,667	—	25,667
General and administrative – stock based compensation	13,713	—	13,713	10,347	—	10,347
Non-cash compensation deferred compensation plan	28,342	—	28,342	(347)	—	(347)
Interest expense	56,356	594	56,950	38,266	1,184	39,450
Depletion, depreciation and amortization	155,798	3,325	159,123	106,252	11,391	117,643

	431,929	6,548	438,477	298,750	21,745	320,495

Income from continuing operations before income taxes	206,779	3,399	210,178	269,495	5,611	275,106

Income taxes provision
Current	416	—	416	1,815	—	1,815
Deferred	73,698	1,190	74,888	99,533	1,964	101,497

	74,114	1,190	75,304	101,348	1,964	103,312

Income from continuing operations	132,665	2,209	134,874	168,147	3,647	171,794

Discontinued operations – Austin Chalk, net of tax	(411)	—	(411)	(13,519)	—	(13,519)
Discontinued operations – Gulf of Mexico, net of tax	64,004	(2,209)	61,795	3,647	(3,647)	—

Net income	$196,258	$—	$196,258	$158,275	$—	$158,275

OPERATING HIGHLIGHTS
(Unaudited)

		GOM	2007		GOM	2006
		Discontinued	Including		Discontinued	Including
	2007	Operations	GOM	2006	Operations	GOM
Average Daily Production
Oil (bbl)	9,377	142	9,519	8,296	332	8,628
Natural gas liquids (bbl)	3,068	—	3,068	3,047	—	3,047
Gas (mcf)	236,153	3,492	239,645	187,390	12,795	200,185
Equivalents (mcfe) (b)	310,826	4,346	315,172	255,448	14,784	270,232

Average Prices Realized (c)
Oil (bbl)	$60.13	$58.17	$60.10	$46.80	$43.28	$46.66
Natural gas liquids (bbl)	$37.95	$—	$37.95	$34.88	$—	$34.88
Gas (mcf)	$7.55	$8.06	$7.56	$6.73	$6.69	$6.73
Equivalents (mcfe) (b)	$7.92	$7.56	$7.93	$6.87	$6.76	$6.87

Direct Operating Costs per mcfe (d)
Field expenses	$0.85	$1.78	$0.86	$0.78	$1.39	$0.81
Workovers	$0.06	$0.31	$0.06	$0.03	$0.49	$0.06

Total operating costs	$0.91	$2.09	$0.92	$0.81	$1.88	$0.87

(a)	See separate oil and gas sales information table.

(b)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

(c)	Average prices, including cash-settled derivatives.

(d)	Excludes non-cash stock compensation.

RANGE RESOURCES CORPORATION
BALANCE SHEETS
(Unaudited, in thousands)

	September 30,	December 31,
	2007	2006
Assets
Current assets	$158,907	$137,872
Current unrealized derivative gain	72,153	93,588
Assets held for sale	—	79,304
Assets of discontinued operation	—	78,161
Oil and gas properties	3,362,024	2,608,088
Transportation and field assets	58,679	47,143
Unrealized derivative gain 61,	10,590	61,068
Other	186,073	82,450

	$3,848,426	$3,187,674

Liabilities and Stockholders’ Equity
Current liabilities	$235,059	$214,878
Liabilities of discontinued operation	—	28,333
Current asset retirement obligation	1,251	3,853
Current unrealized derivative loss	7,657	4,621

Bank debt	266,000	452,000
Subordinated notes	847,062	596,782

Total long-term debt	1,113,062	1,048,782

Deferred taxes	562,703	468,643
Unrealized derivative loss	4,967	266
Deferred compensation liability	133,962	90,094
Long-term asset retirement obligation	80,953	72,043

Common stock and retained earnings	1,737,404	1,241,696
Stock in deferred compensation plan and treasury	(41,566)	(22,056)
Other comprehensive income	12,974	36,521

Total stockholders’ equity	1,708,812	1,256,161

	$3,848,426	$3,187,674

RANGE RESOURCES CORPORATION
CASH FLOWS FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income	$58,915	$51,330	$196,258	$158,275
Adjustments to reconcile net income to net cash provided by operations:
Gain from discontinued operations	196	13,728	(63,593)	9,872
Gain from equity investment	(484)	98	(1,280)	61
Deferred income tax (benefit)	34,802	38,707	73,698	99,533
Depletion, depreciation and amortization	57,001	40,606	155,798	106,252
Exploration dry hole costs	174	5,566	9,072	9,291
Change in mark-to-market on unrealized derivatives	(5,618)	(54,950)	40,171	(83,734)
Ineffective hedging (gain) loss	28	(184)	(502)	(3,178)
Amortization of deferred issuance costs	591	376	1,667	1,221
Non-cash compensation	14,081	2,085	46,770	13,839
(Gain) loss on sale of assets and other	2,128	86	2,247	1,009

Changes in working capital:
Accounts receivable	(2,416)	(8,975)	(29,595)	29,323
Inventory and other	(1,932)	(49)	(1,672)	(1,911)
Accounts payable	20,081	(12,285)	11,597	(17,801)
Accrued liabilities	1,509	2,761	4,894	(2,387)

Net changes in working capital	17,242	(18,548)	(14,776)	7,224

Net cash provided from continuing operations	$179,056	$78,900	$445,530	$319,665

RECONCILIATION OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net cash provided from continuing operations, as reported	$179,056	$78,900	$445,530	$319,665

Net change in working capital	(17,242)	18,548	14,776	(7,224)

Exploration expense	5,128	10,185	18,007	21,706

Cash flow from Gulf of Mexico properties	—	6,189	6,829	18,176

Other	(1,738)	212	(1,465)	(1,293)

Cash flow from operations before changes in working capital, non-GAAP measure	$165,204	$114,034	$483,677	$351,030

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Basic:
Weighted average shares outstanding	148,586	138,318	144,706	133,767
Stock held by deferred compensation plan	(1,404)	(1,335)	(1,198)	(1,341)

	147,182	136,983	143,508	132,426

Dilutive:
Weighted average shares outstanding	148,586	138,318	144,706	133,767
Dilutive stock options under treasury method	3,805	3,704	3,991	3,699

	152,391	142,022	148,697	137,466

RANGE RESOURCES CORPORATION
OIL AND GAS SALES INFORMATION
(Unaudited, in thousands, except per unit data)

	Based upon Statements of Income Including
	Gulf of Mexico Discontinued Operations
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006		2007	2006
Oil and gas sales components:
Oil sales	$59,218	$51,961		$163,280	$149,820
NGL sales	12,259	10,942		31,791	29,012
Gas sales	138,832	123,254		422,435	374,361

Cash-settled hedges (effective):
Crude oil	(5,120)	(14,931)		(7,068)	(39,928)
Natural gas	9,235	(8,935)		21,136	(42,840)

Total oil and gas sales, as reported	$214,424	$162,291	32%	$631,574	$470,425	34%

Derivative fair value income (loss) components:
Cash-settled derivatives (ineffective):
Crude oil	$(33)	$—		$(29)	$—
Natural gas	19,417	10,356		50,818	36,180

Change in mark-to-market on unrealized derivatives	5,618	54,950		(40,171)	83,734

Total derivative fair value income, as reported	$25,002	$65,306		$10,618	$119,914

Oil and gas sales, including cash-settled derivatives:
Oil sales	$54,065	$37,030		$156,183	$109,892
NGL sales	12,259	10,942		31,791	29,012
Gas sales	167,484	124,675		494,389	367,701

Total	$233,808	$172,647	35%	$682,363	$506,605	35%

Production during the period:
Oil (bbl)	839,863	803,224	5%	2,598,858	2,355,348	10%
NGL (bbl)	284,088	277,161	2%	837,625	831,814	1%
Gas (mcf)	23,261,704	20,128,662	16%	65,423,001	54,650,369	20%
Gas equivalent (mcfe) (a)	30,005,410	26,610,972	13%	86,041,899	73,773,341	17%

Average prices realized, including cash-settled hedges and derivatives:
Crude oil (per bbl)	$64.37	$46.10	40%	$60.10	$46.66	29%
NGL (per bbl)	$43.15	$39.48	9%	$37.95	$34.88	9%
Natural gas (per mcf)	$7.20	$6.19	16%	$7.56	$6.73	12%
Equivalent (per mcfe) (a)	$7.79	$6.49	20%	$7.93	$6.87	15%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

RANGE RESOURCES CORPORATION
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
AS REPORTED TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
EXCLUDING CERTAIN NON-CASH ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006		2007	2006
As reported	$94,046	$104,380	-10%	$206,779	$269,495	-23%
Adjustment for certain non-cash items
(Gain) loss on sale of properties	(2)	(93)		(22)	155
Gulf of Mexico – discontinued operations	—	548		3,399	5,611
Change in mark-to-market on unrealized derivatives	(5,618)	(54,950)		40,171	(83,734)
Ineffective hedging (gain) loss	28	(184)		(502)	(3,490)
Amortization of ineffective interest hedges	—	—		—	311
Transportation and gathering – non-cash stock compensation	103	86		297	237
Direct operating – non-cash stock compensation	485	378		1,353	1,029
Exploration expenses – non-cash stock compensation	931	757		2,589	2,196
General & administrative – non-cash stock compensation	4,709	3,910		13,713	10,347
Deferred compensation plan – non-cash stock compensation	7,761	(2,638)		28,342	(347)

As adjusted	102,443	52,194	96%	296,119	201,810	47%

Income taxes, adjusted
Current	133	615		416	1,815
Deferred	37,875	19,440		104,049	74,452

Net income excluding certain items, a non-GAAP measure	$64,435	$32,139	100%	$191,654	$125,543	53%

Non-GAAP earnings per share
Basic	$0.44	$0.23	91%	$1.34	$0.95	41%

Diluted	$0.42	$0.23	83%	$1.29	$0.91	42%

HEDGING POSITION
As of October 24, 2007
(Unaudited)

		Gas		Oil
		Volume	Average	Volume	Average
		Hedged	Hedge	Hedged	Hedge
		(Mmbtu/d)	Prices	(Bbl/d)	Prices
4Q 2007	Swaps	107,500	$9.49	—	—
4Q 2007	Collars	98,500	$7.12 -$9.93	8,300	$57.69 - $68.98

Calendar 2008	Swaps	155,000	$8.97	—	—
Calendar 2008	Collars	55,000	$7.93 - $11.39	9,000	$59.34 - $75.48

Calendar 2009	Swaps	40,000	$8.24	—	—
Calendar 2009	Collars	60,000	$8.07 - $8.70	8,000	$64.01 - $76.00
Note: Details as to the Company’s hedges are posted on its website and are updated periodically.